EXHIBIT 23









                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 17, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Ford Motor Company on Form 10-K for the year ended December 31, 2002.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
March 27, 2003